Exhibit 99.1

MiX Telematics Reports Second Quarter Fiscal Year 2024 U.S. GAAP Financial Results

Second Quarter Highlights:
•Net subscriber additions of 47,400, bringing the total base to over 1,089,000 subscribers
•Total revenue of $37.8 million, up 12% year-over-year (constant currency)
•Subscription revenue of $32.4 million, up 10% year-over-year (constant currency)
•Net income of $0.2 million, up from the $1.2 million loss in the prior year
•Adjusted EBITDA up 41% year-over-year to $8.5 million, at an adjusted EBITDA margin of 22.5% (up 550 basis points from the prior year)
•Cash and cash equivalents of $29.5 million at quarter end
•Net cash provided by operating activities of $8.5 million during the quarter
•Free cash flow of $2.1 million generated during the quarter

Midrand, South Africa and Boca Raton, November 8, 2023 - MiX Telematics Limited (“MiX Telematics” or the “Company”) (NYSE: MIXT, JSE: MIX), a leading global Software-as-a-Service (“SaaS”) provider of connected fleet management solutions, today announced financial results, in accordance with accounting principles generally accepted in the United States (“GAAP”), for the second quarter of fiscal year 2024, which ended September 30, 2023.

Management Commentary
“We delivered another strong quarter with record subscriber growth, increased profitability and solid free cash flow,” said MiX Group CEO Stefan Joselowitz. “With the macro-environment remaining uncertain and volatility persisting across many of our markets, our model continues to be resilient, and our balance sheet remains a strategic asset. Our subscriber base is now well over the one million mark and adjusted EBITDA has increased in line with our profitability objectives. We are making steady and sustainable progress towards achieving a Rule of 40 performance in the medium-term.”

Joselowitz continued, “On the 10th of October, we announced a transformative business combination with Powerfleet (Nasdaq: PWFL). This merger will result in one of the largest global providers of connected vehicle SaaS solutions and I firmly believe that this is the ideal path forward for our organization and shareholders. Post close, we anticipate the direct Nasdaq listing will provide us with significantly increased market exposure and an expanded investor base. The combination is expected to unlock further shareholder value through its meaningfully increased scale, enhanced R&D activities, and leveraging our combined best-in-class SaaS solutions to further capitalize on the significant global market opportunity.”

Financial Results for the Three Months Ended September 30, 2023

Subscription Revenue: Subscription revenue increased to $32.4 million, compared to $30.7 million for the second quarter of fiscal year 2023. The Field Service Management (“FSM”) business acquired on September 2, 2022 contributed $1.9 million to the subscription revenue for the second quarter of fiscal year 2024, compared to $0.9 million for the second quarter of fiscal year 2023. Subscription revenue increased by 10.4% on a constant currency basis, year over year, of which 2.9% is attributable to the FSM business acquisition. During the second quarter of fiscal year 2024, the Company’s subscriber base increased by a net 47,400 subscribers, mainly due to the Africa segment. Subscription revenue represented 85.9% of total revenue during the second quarter of fiscal year 2024.

The majority of the Company’s total revenue and subscription revenue are derived from currencies other than the U.S. Dollar. Accordingly, the strengthening of the U.S. Dollar against these currencies (in particular against the South African Rand), has negatively impacted the Company’s revenue and subscription revenue reported in U.S. Dollars. Compared to the second quarter of fiscal year 2023, the South African Rand weakened by 10% against the U.S. Dollar. The Rand/U.S. Dollar exchange rate averaged R18.65 in the second quarter of fiscal year 2024 compared to an average of R17.01 during the second quarter of fiscal year 2023. The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the second quarter of fiscal year 2024 led to a 4.7% decrease in reported U.S. Dollar subscription revenue.

Total Revenue: Total revenue increased to $37.8 million, compared to $35.3 million for the second quarter of fiscal year 2023. During the second quarter of fiscal year 2024, total revenue increased by 11.5% on a constant currency basis, year over year. Hardware and other revenue increased to $5.3 million, an increase of 16.7%, compared to $4.6 million for the second quarter of fiscal year 2023. On a constant currency basis, hardware and other revenue increased by 18.9%.

The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the second quarter of fiscal year 2024 led to a 4.4% decrease in reported U.S. Dollar total revenue.

Gross Margin: Gross profit was $23.3 million, compared to $22.1 million for the second quarter of fiscal year 2023. Gross profit margin decreased 110 basis points to 61.6%, compared to 62.7% for the second quarter of fiscal year 2023. The subscription revenue margin during the second quarter of fiscal year 2024 was 65.4%, compared to 67.9% for the second quarter of fiscal year 2023 and declined primarily due to higher in-vehicle device depreciation charged to the Condensed Consolidated Statements of Income during the current quarter.

Income From Operations: Income from operations was $2.5 million, compared to $1.5 million for the second quarter of fiscal year 2023. Operating income margin increased 240 basis points to 6.6%, compared to 4.2% for the second quarter of fiscal year 2023. Operating expenses of $20.8 million increased by $0.2 million, or 0.8%, compared to the second quarter of fiscal year 2023. Operating expenses in the second quarter of fiscal year 2024 included $0.8 million in strategic costs related to the proposed Powerfleet Transaction (as defined below). See the “Recent Developments” section below for more information about the Powerfleet Transaction.

Net Income and Earnings Per Share: Net income was $0.2 million, compared to the net loss of $1.2 million in the second quarter of fiscal year 2023. During the second quarter of fiscal year 2024, net income included a net foreign exchange loss of $0.1 million before tax and a $0.1 million charge from the income tax effect of net foreign exchange losses (which includes a $0.2 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Telematics and MiX Telematics Investments Proprietary Limited (“MiX Investments”), a wholly-owned subsidiary of the Company, offset by a $0.1 million deferred tax credit on other foreign exchange losses). During the second quarter of fiscal year 2023, net loss included a net foreign exchange gain of $0.7 million before tax and a $2.0 million charge from the income tax effect of net foreign exchange gains (which includes a $1.8 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Telematics and MiX Investments and a $0.2 million deferred tax charge on other foreign exchange gains).

Earnings per diluted ordinary share was positive 0.04 U.S. cents, compared to negative 0.2 U.S. cents in the second quarter of fiscal year 2023. For the second quarter of fiscal year 2024, the calculation was based on diluted weighted average ordinary shares in issue of 554.0 million compared to 552.2 million diluted weighted average ordinary shares in issue during the second quarter of fiscal year 2023. On a ratio of 25 ordinary shares to one American Depositary Share (“ADS”), earnings per diluted ADS were positive 1.1 U.S. cents compared to negative 5 U.S. cents in the second quarter of fiscal year 2023.

Adjusted EBITDA and Adjusted EBITDA Margin: Adjusted EBITDA, a non-GAAP measure, increased to $8.5 million, compared to $6.0 million for the second quarter of fiscal year 2023. Adjusted EBITDA margin, a non-GAAP measure, for the second quarter of fiscal year 2024 increased 550 basis points to 22.5%, compared to 17.0% for the second quarter of fiscal year 2023.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted net income, a non-GAAP measure, was $0.9 million, compared to $0.8 million for the second quarter of fiscal year 2023. Adjusted net income per diluted ordinary share was 0.2 U.S. cents, compared to 0.1 U.S. cents in the second quarter of fiscal year 2023. At a ratio of 25 ordinary shares to one ADS, the adjusted net income per diluted ADS was 4 U.S. cents compared to 3 U.S. cents in the second quarter of fiscal year 2023.

Adjusted Effective Tax Rate: The Company’s effective tax rate was 90.2%, compared to 161.5% in the second quarter of fiscal year 2023. Adjusted effective tax rate, a non-GAAP measure which excludes the impact of net foreign exchange gains and losses, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement, net of tax, is the tax rate used in determining adjusted net income. Adjusted effective tax rate was 71.3% compared to 63.4% in the second quarter of fiscal year 2023.

Cash and Cash Equivalents, Cash Flow and Free Cash Flow: At September 30, 2023, the Company had $29.5 million of cash and cash equivalents, compared to $29.9 million at March 31, 2023.

Net cash provided by operating activities for the second quarter of fiscal year 2024 increased to $8.5 million compared to $2.3 million net cash provided by operating activities for the second quarter of fiscal year 2023. The Company invested $6.4 million in capital expenditures (including investments in in-vehicle devices of $4.5 million), leading to free cash flow of $2.1 million, a non-GAAP measure, in the quarter. The Company incurred negative free cash flow of $5.1 million for the second quarter of fiscal year 2023 when the Company invested $7.4 million in capital expenditures (including investments in in-vehicle devices of $5.8 million).

Net cash used in investing activities for the second quarter of fiscal year 2024 was $6.6 million, compared to $11.1 million net cash used in investing activities for the second quarter of fiscal year 2023, which included $3.7 million paid by MiX Telematics North America for the acquisition of the FSM business.

Net cash from financing activities amounted to $0.9 million for the second quarter of fiscal year 2024, compared to $4.9 million net cash from financing activities during the second quarter of fiscal year 2023. The cash from financing activities during the second quarter of fiscal year 2024 mainly consisted of short-term debt facilities utilized of $2.3 million, offset by dividends paid of $1.3 million. The cash from financing activities during the second quarter of fiscal year 2023 consisted of short-term debt facilities utilized of $6.3 million, offset by dividends paid of $1.3 million and ordinary shares repurchased of $0.1 million.

During the quarter, the South African Rand weakened against the U.S. Dollar from R18.73 at June 30, 2023 to R18.90 at September 30, 2023 and as a result, cash decreased by $0.4 million due to foreign exchange losses.

Quarterly Dividend
The last recent dividend payment of 4.50000 South African cents (0.2 U.S. cents) per ordinary share and 1.12500 South African Rand (6 U.S. cents) per ADS was paid on September 7, 2023 to ADS holders on record on August 25, 2023. A dividend of 4.50000 South African cents per ordinary share and 1.12500 South African Rand per ADS will be paid on December 14, 2023 to ADS holders on record as of the close of business on December 1, 2023.

The details with respect to the dividends declared for holders of our ADSs are as follows:
Ex dividend on New York Stock Exchange (NYSE)        Thursday, November 30, 2023
Record date                        Friday, December 1, 2023
Approximate date of currency conversion            Monday, December 4, 2023
Approximate dividend payment date            Thursday, December 14, 2023

Share Repurchases
No shares were repurchased during the three months ended September 30, 2023.

Recent Developments
As previously disclosed in a Current Report on Form 8-K on October 10, 2023, the Company, entered into an Implementation Agreement (the “Agreement”), by and among the Company, PowerFleet, Inc., a Delaware corporation (“Powerfleet”), and Main Street 2000 Proprietary Limited, a private company incorporated in the Republic of South Africa and a wholly owned subsidiary of Powerfleet (“Powerfleet Sub”), pursuant to which, subject to the terms and conditions thereof, Powerfleet Sub will acquire all of the issued ordinary shares of the Company, including the ordinary shares represented by the Company’s ADSs, through the implementation of a scheme of arrangement (the “Scheme”) in accordance with Sections 114 and 115 of the South African Companies Act, No. 71 of 2008, in exchange for shares of common stock, par value $0.01 per share, of Powerfleet (the “Powerfleet Common Stock”). As a result of the transactions, including the Scheme, contemplated by the Agreement (the “Powerfleet Transaction”), the Company will become an indirect, wholly owned subsidiary of Powerfleet.

The implementation of the Scheme will result in the delisting of the Company’s ordinary shares from the Johannesburg Stock Exchange (the “JSE”) and the delisting of the Company’s ADSs from the New York Stock Exchange. The Powerfleet Common Stock will continue to be listed on The Nasdaq Global Market and will additionally be listed on the JSE by way of a secondary inward listing.

The Powerfleet Transaction is expected to close in the first quarter of calendar year 2024, subject to satisfaction of customary closing conditions including, but not limited to, approval from the Company’s shareholders and approval from Powerfleet’s stockholders.

The Company will also be hosting a joint investor and analyst day with the Powerfleet team on Thursday, November 16, 2023 in New York City. For those who would like to attend the event in-person, please contact MiX’s investor relations team at MIXT@gateway-grp.com. A live webcast will be available on the investor relations section of each company's website. A replay of the webcast will be available shortly after the event concludes.

Conference Call Information
MiX Telematics management will host a conference call and audio webcast at 8:00 a.m. (Eastern Daylight Time) and 3:00 p.m. (South African Time) on Wednesday, November 8, 2023 to discuss the Company’s financial results and current business outlook.
•The live webcast of the call will be available at the “Investor Information” page of the Company’s website,
http://investor.mixtelematics.com.
•To access the call, dial 1-877-300-8521 (within the United States) or 0-800-999-739 (within South Africa) or 1-412-317-6026 (outside of the United States). The conference ID is 10183846.
•A replay of this conference call will be available for a limited time at 1-844-512-2921 (within the United States) or 1-412-317-6671 (within South Africa or outside of the United States). The replay conference ID is 10183846.
•A replay of the webcast will also be available for a limited time at http://investor.mixtelematics.com.

About MiX Telematics Limited
MiX Telematics is a leading global provider of connected fleet and mobile asset solutions delivered as SaaS to over 1,089,000 subscribers in over 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for efficiency, safety, compliance and security. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Australia, Romania and the United Arab Emirates as well as a network of more than 130 fleet value-added resellers worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange (JSE: MIX) and MiX Telematics American Depositary Shares are listed on the New York Stock Exchange (NYSE: MIXT). For more information, visit www.mixtelematics.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.

Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of known and unknown risks and uncertainties, some of which are beyond our control including, without limitation:

•our ability to attract, sell to and retain customers;
•our ability to improve our growth strategies successfully, including our ability to increase sales to existing customers;
•our ability to adapt to rapid technological change in our industry and the use of artificial intelligence;
•competition from industry consolidation and new entrants into the industry;
•loss of key personnel or our failure to attract, train and retain other highly qualified personnel;
•the satisfaction of the closing conditions to the Powerfleet Transaction in the anticipated timeframe or at all including, but not limited to, the ability to obtain approval of the shareholders of the Company and stockholders of Powerfleet, the ability to obtain financing, and the ability to obtain necessary regulatory approvals;
•the ability to integrate businesses and realize the anticipated benefits of the Powerfleet Transaction;
•the introduction of new solutions and international expansion;
•the impact of the global component shortage and supply chain disruptions;
•our dependence on key suppliers and vendors to manufacture our hardware;
•our dependence on our network of dealers and distributors to sell our solutions;
•our ability to navigate and adapt in adverse global economic and market conditions;
•the impact of climate change and increased focus on environmental, social and governance matters;

•businesses may not continue to adopt fleet management solutions;
•our future business and system development, results of operations and financial condition;
•expected changes in our profitability and certain cost or expense items as a percentage of our revenue;
•changes in the practices of insurance companies;
•the impact of laws and regulations relating to the Internet and data privacy;
•our ability to ensure compliance with export laws, customs and import regulations, economic sanctions and Export Administration Regulations;
•our ability to protect our intellectual property and proprietary technologies and address any infringement claims;
•our ability to defend ourselves from litigation or administrative proceedings relating to labor, regulatory, tax or similar issues;
•significant disruption in service on, or security breaches of, our websites or computer systems;
•our dependence on third-party technology;
•fluctuations in the value of the South African Rand;
•our reliance on electricity generated and supplied by Eskom (the South African Power Utility) and the impact of intermittent electricity supply in South Africa;
•economic, social, political, labor and other conditions and developments in South Africa and globally;
•our ability to issue securities and access the capital markets in the future; and
•other factors discussed in the Company’s and Powerfleet’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the Powerfleet Transaction.

For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in the Company’s and Powerfleet’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this press release are made only as of the date hereof and we assume no obligation to update any forward-looking statements contained in this press release and expressly disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per share, adjusted effective tax rate, free cash flow and constant currency, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see Annexure A titled “Non-GAAP Financial Measures and Key Business Metrics”. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP is provided in Annexure A.

Investor Relations Contact
Matt Glover and Cody Cree
Gateway Group, Inc.
MIXT@gateway-grp.com
+1-949-574-3860

November 8, 2023

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2023	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$29,876	$29,460
Restricted cash	781	755
Accounts receivables, net	24,194	24,389
Inventory, net	4,936	4,438
Prepaid expenses and other current assets	9,950	9,114
Total current assets	69,737	68,156
Property, plant and equipment, net	36,779	38,844
Goodwill	39,258	37,939
Intangible assets, net	21,895	21,005
Deferred tax assets	2,090	1,284
Other assets	6,804	8,972
Total assets	$176,563	$176,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$15,253	$16,935
Accounts payables	6,120	6,694
Accrued expenses and other liabilities	21,486	23,283
Contingent consideration	3,569	1,076
Deferred revenue	5,295	6,792
Income taxes payable	298	609
Total current liabilities	52,021	55,389
Deferred tax liabilities	12,357	12,924
Long-term accrued expenses and other liabilities	3,368	3,281
Total liabilities	67,746	71,594

Stockholders’ equity:
MiX Telematics Limited stockholders’ equity
Preference shares: 100 million shares authorized but not issued	—	—
Ordinary shares: 608.8 million and 607.8 million no-par value shares issued as of March 31, 2023 and September 30, 2023, respectively	64,001	63,455
Less treasury stock at cost: 53.8 million shares as of March 31, 2023 and September 30, 2023	(17,315)	(17,315)
Retained earnings	79,024	78,203
Accumulated other comprehensive loss	(13,399)	(16,808)
Additional paid-in capital	(3,499)	(2,934)
Total MiX Telematics Limited stockholders’ equity	108,812	104,601
Non-controlling interest	5	5
Total stockholders’ equity	108,817	104,606

Total liabilities and stockholders’ equity	$176,563	$176,200

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2023	2022	2023
Revenue
Subscription	$30,700	$32,437	$61,663	$64,648
Hardware and other	4,562	5,325	8,658	9,465
Total revenue	35,262	37,762	70,321	74,113
Cost of revenue
Subscription	9,852	11,218	19,905	21,431
Hardware and other	3,308	3,268	6,581	6,293
Total cost of revenue	13,160	14,486	26,486	27,724
Gross profit	22,102	23,276	43,835	46,389
Operating expenses
Sales and marketing	4,053	3,469	8,385	6,975
Administration and other	16,572	17,330	31,547	32,545
Total operating expenses	20,625	20,799	39,932	39,520
Income from operations	1,477	2,477	3,903	6,869
Other income/(expense)	708	409	1,607	(300)
Interest income	138	198	888	467
Interest expense	361	539	624	1,041
Income before income tax expense	1,962	2,545	5,774	5,995
Income tax expense	3,168	2,296	6,302	4,138
Net (loss)/income	(1,206)	249	(528)	1,857
Less: Net income attributable to non-controlling interest	—	—	—	—
Net (loss)/income attributable to MiX Telematics Limited	$(1,206)	$249	$(528)	$1,857

Net (loss)/income per ordinary share
Basic	$(0.002)	$0.0004	$(0.001)	$0.003
Diluted	$(0.002)	$0.0004	$(0.001)	$0.003

Net (loss)/income per American Depositary Share
Basic	$(0.05)	$0.01	$(0.02)	$0.08
Diluted	$(0.05)	$0.01	$(0.02)	$0.08

Ordinary shares
Weighted average	552,210	554,021	551,792	554,119
Diluted weighted average	552,210	554,021	551,792	554,430

American Depositary Shares
Weighted average	22,088	22,161	22,072	22,165
Diluted weighted average	22,088	22,161	22,072	22,177

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended September 30,
	2022	2023
Cash flows from operating activities:
Cash generated from operations	$2,005	$14,930
Interest received	471	449
Interest paid	(355)	(786)
Income tax paid	(539)	(1,155)
Net cash provided by operating activities	1,582	13,438

Cash flows from investing activities:
Acquisition of property, plant and equipment – in-vehicle devices	(10,642)	(7,972)
Acquisition of property, plant and equipment – other	(554)	(479)
Proceeds from the sale of property, plant and equipment	73	26
Acquisition of intangible assets	(2,864)	(2,917)
Cash paid for business combination	(3,739)	—
Deferred consideration paid	—	(267)
Net cash used in investing activities	(17,726)	(11,609)

Cash flows from financing activities:
Cash paid for ordinary shares repurchased	(107)	(546)
Cash paid on dividends to MiX Telematics Limited stockholders	(2,708)	(2,673)
Movement in short-term debt	7,380	2,332
Net cash from/(used in) financing activities	4,565	(887)

Net (decrease)/increase in cash and cash equivalents, and restricted cash	(11,579)	942
Cash and cash equivalents, and restricted cash at beginning of the period	34,719	30,657
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(2,727)	(1,384)
Cash and cash equivalents, and restricted cash at end of the period	$20,413	$30,215

Segment Information
Our operating segments are based on the geographical location of our Regional Sales Offices (“RSOs”) and also include our Central Services Organization (“CSO”). CSO is our central services organization that wholesales our products and services to our RSOs who, in turn, interface with our end-customers, distributors and dealers. CSO is also responsible for the development of our hardware and software platforms and provides common marketing, product management, technical and distribution support to each of our other operating segments.

Each RSO’s results reflect the external revenue earned, as well as its performance before the remaining CSO and corporate costs allocations. Segment performance is measured and evaluated by the chief operating decision maker (“CODM”) using Segment Adjusted EBITDA, which is a measure that uses income before income tax expense excluding the contingent consideration remeasurement, non-recurring transitional service agreement costs, strategic costs, acquisition-related costs, interest expense, interest income, net foreign exchange gains/losses, net profit on sale of property, plant and equipment, restructuring costs, stock-based compensation costs, depreciation, amortization, onerous contract costs, operating lease costs and corporate and consolidation entries. Product development costs are capitalized and amortized and this amortization is excluded from Segment Adjusted EBITDA.

The segment information provided to the CODM is as follows (in thousands and unaudited):

	Three Months Ended September 30, 2022
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$18,073	$1,413	$19,486	$7,528
Europe	3,019	510	3,529	1,099
Americas	4,281	473	4,754	945
Middle East and Australasia	3,983	1,889	5,872	2,149
Brazil	1,314	277	1,591	408
Total Regional Sales Offices	30,670	4,562	35,232	12,129
Central Services Organization	30	—	30	(2,692)
Total Segment Results	$30,700	$4,562	$35,262	$9,437

	Three Months Ended September 30, 2023
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$18,823	$1,330	$20,153	$8,631
Europe	3,078	652	3,730	1,388
Americas	4,614	440	5,054	549
Middle East and Australasia	4,243	2,316	6,559	2,948
Brazil	1,675	583	2,258	877
Total Regional Sales Offices	32,433	5,321	37,754	14,393
Central Services Organization	4	4	8	(2,355)
Total Segment Results	$32,437	$5,325	$37,762	$12,038

	Six Months Ended September 30, 2022
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$37,134	$3,085	$40,219	$15,465
Europe	6,164	999	7,163	2,335
Americas	7,693	1,163	8,856	1,118
Middle East and Australasia	8,082	2,774	10,856	3,987
Brazil	2,549	637	3,186	843
Total Regional Sales Offices	61,622	8,658	70,280	23,748
Central Services Organization	41	—	41	(5,459)
Total Segment Results	$61,663	$8,658	$70,321	$18,289

	Six Months Ended September 30, 2023
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$37,198	$2,485	$39,683	$17,147
Europe	6,170	1,009	7,179	2,526
Americas	9,441	725	10,166	1,082
Middle East and Australasia	8,396	4,123	12,519	5,536
Brazil	3,432	1,119	4,551	1,847
Total Regional Sales Offices	64,637	9,461	74,098	28,138
Central Services Organization	11	4	15	(4,817)
Total Segment Results	$64,648	$9,465	$74,113	$23,321

The following table (unaudited and shown in thousands) reconciles total Segment Adjusted EBITDA to income before income tax expense for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2023	2022	2023
Segment Adjusted EBITDA	$9,437	$12,038	$18,289	$23,321
Corporate and consolidation entries	(2,778)	(2,933)	(4,952)	(4,912)
Operating lease costs (1)	(301)	(291)	(635)	(603)
Product development costs (2)	(349)	(351)	(692)	(683)
Onerous contract costs	—	39	—	39
Depreciation and amortization	(3,450)	(4,758)	(7,196)	(8,770)
Stock-based compensation costs	(243)	(325)	(51)	(565)
Restructuring costs	—	(7)	—	(30)
Net profit on sale of property, plant and equipment	—	—	33	4
Net foreign exchange gains/(losses)	653	(123)	1,498	(853)
Interest income	138	198	888	467
Interest expense	(361)	(539)	(624)	(1,041)
Acquisition-related costs	(784)	—	(784)	—
Strategic costs (3)	—	(796)	—	(796)
Non-recurring transitional service agreement costs (4)	—	(121)	—	(121)
Contingent consideration remeasurement	—	514	—	538
Income before income tax expense	$1,962	$2,545	$5,774	$5,995

Description of reconciling items:
1.For the purposes of calculating Segment Adjusted EBITDA, operating lease expenses are excluded from the Segment Adjusted EBITDA. Therefore, in order to reconcile Segment Adjusted EBITDA to income before income tax expense, the total lease expense in respect of operating leases needs to be deducted.

2.For segment reporting purposes, product development costs, which do not meet the capitalization requirements under ASC 730 Research and Development or under ASC 985 Software, are capitalized and amortized. The amortization is excluded from Segment Adjusted EBITDA. In order to reconcile Segment Adjusted EBITDA to income before income tax expense, product development costs capitalized for segment reporting purposes need to be deducted.

3.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
4.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 will be incurred on a temporary basis from September 2023 to December 2023 and have been excluded from Adjusted EBITDA.

Annexure A: Non-GAAP Financial Measures and Key Business Metrics

We use certain measures to assess the financial performance of the business. Certain of these measures are termed “non-GAAP measures” because they exclude amounts that are included in, or include amounts that are excluded from, the most directly comparable measure calculated and presented in accordance with GAAP, or are calculated using financial measures that are not calculated in accordance with GAAP. These non-GAAP measures include adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per share, adjusted effective tax rate, free cash flow and constant currency information.

An explanation of the relevance of each of the non-GAAP measures, a reconciliation of the non-GAAP measures to the most directly comparable measures calculated and presented in accordance with GAAP and a discussion of their limitations is set out below. We do not regard these non-GAAP measures as a substitute for, or superior to, the equivalent measures calculated and presented in accordance with GAAP or those calculated using financial measures that are calculated in accordance with GAAP.

In addition to providing the non-GAAP financial measures mentioned above, we disclose ARR to give investors supplementary indicators of the value of our current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue for subscription contracts that have commenced revenue recognition as of the measurement date.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and adjusted EBITDA margin are two of the profit measures reviewed by the CODM. We define adjusted EBITDA as net income before income taxes, interest expense, interest income, net foreign exchange gains/losses, depreciation of property, plant and equipment including capitalized customer in-vehicle devices, amortization of intangible assets including capitalized internal-use software development costs and intangible assets identified as part of a business combination, stock-based compensation costs, net profit on sale of property, plant and equipment, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and the contingent consideration remeasurement. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

We have included adjusted EBITDA and adjusted EBITDA margin in this press release because they are key measures that the Company’s management and Board of Directors use to understand and evaluate its core operating performance and trends; to prepare and approve its annual budget; and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin can provide a useful measure for period-to-period comparisons of the Company’s core business. Accordingly, the Company believes that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results.

A reconciliation of net income (the most directly comparable financial measure presented in accordance with GAAP) to adjusted EBITDA for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2023	2022	2023
Net (loss)/income	$(1,206)	$249	$(528)	$1,857
Plus: Income tax expense	3,168	2,296	6,302	4,138
Plus: Interest expense	361	539	624	1,041
Less: Interest income	(138)	(198)	(888)	(467)
(Less)/plus: Net foreign exchange (gains)/losses	(653)	123	(1,498)	853
Plus: Depreciation (1)	2,171	3,201	4,797	5,768
Plus: Amortization (2)	1,279	1,557	2,399	3,002
Plus: Stock-based compensation costs	243	325	51	565
Less: Net profit on sale of property, plant and equipment	—	—	(33)	(4)
Plus: Restructuring costs	—	7	—	30
Plus: Acquisition-related costs	784	—	784	—
Plus: Strategic costs (3)	—	796	—	796
Plus: Non-recurring transitional service agreement costs (4)	—	121	—	121
Less: Contingent consideration remeasurement	—	(514)	—	(538)
Adjusted EBITDA	$6,009	$8,502	$12,010	$17,162
Adjusted EBITDA margin	17.0%	22.5%	17.1%	23.2%

1.Includes depreciation of owned assets (including in-vehicle devices).
2.Includes amortization of intangible assets (including capitalized internal-use software development costs and intangible assets identified as part of a business combination).
3.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
4.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 will be incurred on a temporary basis from September 2023 to December 2023 and have been excluded from Adjusted EBITDA.

Our use of adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered as performance measures in isolation from, or as a substitute for, analysis of our results as reported under GAAP.

Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to the Company;
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure; and
•certain of the adjustments (such as restructuring costs, impairment of long-lived assets and others) made in calculating adjusted EBITDA are those that management believes are not representative of our underlying operations and, therefore, are subjective in nature.

Because of these limitations, adjusted EBITDA and adjusted EBITDA margin should be considered alongside other financial performance measures, including income from operations, net income and our other results.

Adjusted Net Income
Adjusted net income is defined as net loss/income excluding net foreign exchange gains/losses, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement, net of tax.
We have included adjusted net income in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange gains/losses, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement, net of tax and associated tax consequences, from earnings. Accordingly, we believe that adjusted net income provides useful information to investors and others in understanding and evaluating our operating results.

The following table (in thousands, except per share data, and unaudited) reconciles net income to adjusted net income for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2023	2022	2023
Net (loss)/income	$(1,206)	$249	$(528)	$1,857
Net foreign exchange (gains)/losses	(653)	123	(1,498)	853
Income tax effect of net foreign exchange gains/(losses)	2,023	109	4,059	534
Restructuring costs	—	7	—	30
Income tax effect of restructuring costs	—	(2)	—	(7)
Acquisition-related costs	784	—	784	—
Income tax effect of acquisition-related costs	(182)	—	(182)	—
Strategic costs (1)	—	796	—	796
Non-recurring transitional service agreement costs (2)	—	121	—	121
Contingent consideration remeasurement	—	(514)	—	(538)
Income tax effect of contingent consideration remeasurement	—	(5)	—	—
Adjusted net income	$766	$884	$2,635	$3,646

1.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
2.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 will be incurred on a temporary basis from September 2023 to December 2023 and have been excluded from Adjusted net income.

Adjusted Net Income Per Share
Adjusted net income per share is defined as adjusted net income divided by the weighted average number of ordinary shares or ADSs in issue during the period.
We have included adjusted net income per share in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange gains/losses, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement, net of tax and associated tax consequences, from earnings. Accordingly, we believe that adjusted net income per share provides useful information to investors and others in understanding and evaluating our operating results.

The following tables (unaudited) reconcile diluted net income per ordinary share or ADS to diluted adjusted net income per ordinary share or ADS for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2023	2022	2023
Net (loss)/income per ordinary share – diluted	$(0.002)	#	$(0.001)	$0.003
Effect of net foreign exchange (gains)/losses to net income	(0.001)	#	(0.003)	0.002
Income tax effect of net foreign exchange gains/(losses)	0.004	#	0.008	0.001
Restructuring costs	—	#	—	#
Income tax effect of restructuring costs	—	#	—	#
Acquisition-related costs	0.001	—	0.001	—
Income tax effect of acquisition-related costs	#	—	#	—
Strategic costs (1)	—	0.002	—	0.002
Non-recurring transitional service agreement costs (2)	—	#	—	#
Contingent consideration remeasurement	—	#	—	(0.001)
Income tax effect of contingent consideration remeasurement	—	#	—	—
Adjusted net income per ordinary share – diluted	$0.001	$0.002	$0.005	$0.007

1.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
2.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 will be incurred on a temporary basis from September 2023 to December 2023 and have been excluded from adjusted net income per diluted ordinary share.

# Amount less than $0.001

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2023	2022	2023
Net (loss)/income per ADS – diluted	$(0.05)	$0.01	$(0.02)	$0.08
Effect of net foreign exchange (gains)/losses to net income	(0.03)	0.01	(0.07)	0.04
Income tax effect of net foreign exchange gains/(losses)	0.08	*	0.18	0.02
Restructuring costs	—	*	—	*
Income tax effect of restructuring costs	—	*	—	*
Acquisition-related costs	0.04	—	0.04	—
Income tax effect of acquisition-related costs	(0.01)	—	(0.01)	—
Strategic costs (1)	—	0.04	—	0.04
Non-recurring transitional service agreement costs (2)	—	*	—	*
Contingent consideration remeasurement	—	(0.02)	—	(0.02)
Income tax effect of contingent consideration remeasurement	—	*	—	—
Adjusted net income per ADS – diluted	$0.03	$0.04	$0.12	$0.16

1.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
2.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 will be incurred on a temporary basis from September 2023 to December 2023 and have been excluded from adjusted net income per diluted ADS.

* Amount less than $0.01

Adjusted Effective Tax Rate
The adjusted effective tax rate is defined as income tax expense excluding the income tax effect of net foreign exchange gains/losses, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement divided by income before income tax expense excluding net foreign exchange gains/losses, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement.

A reconciliation of the effective tax rate (the most directly comparable financial measure presented in accordance with GAAP) to the adjusted effective tax rate for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2023	2022	2023
Income before income tax expense	$1,962	$2,545	$5,774	$5,995
Net foreign exchange (gains)/losses	(653)	123	(1,498)	853
Restructuring costs	—	7	—	30
Acquisition-related costs	784	—	784	—
Strategic costs (1)	—	796	—	796
Non-recurring transitional service agreement costs (2)	—	121	—	121
Contingent consideration remeasurement	—	(514)	—	(538)
Income before income tax expense excluding net foreign exchange (gains)/losses, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement	$2,093	$3,078	$5,060	$7,257

Income tax expense	$(3,168)	$(2,296)	$(6,302)	$(4,138)
Income tax effect of net foreign exchange gains/(losses)	2,023	109	4,059	534
Income tax effect of restructuring costs	—	(2)	—	(7)
Income tax effect of acquisition-related costs	(182)	—	(182)	—
Income tax effect of contingent consideration remeasurement	—	(5)	—	—
Income tax expense excluding income tax effect of net foreign exchange gains/(losses), restructuring costs, acquisition-related costs and contingent consideration remeasurement	$(1,327)	$(2,194)	$(2,425)	$(3,611)

Effective tax rate	161.5%	90.2%	109.1%	69.0%

Adjusted effective tax rate	63.4%	71.3%	47.9%	49.8%

1.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
2.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 will be incurred on a temporary basis from September 2023 to December 2023 and have been excluded from Adjusted EBITDA.

Free Cash Flow
Free cash flow is determined as net cash used in/provided by operating activities less capital expenditure for investing activities. We believe that free cash flow provides useful information to investors and others in understanding and evaluating the Company’s cash flows as it provides detail of the amount of cash the Company generates or utilizes after accounting for all capital expenditures including investments in in-vehicle devices.

The following table (in thousands and unaudited) reconciles net cash used in/provided by operating activities to free cash flow for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2023	2022	2023
Net cash provided by operating activities	$2,267	$8,459	$1,582	$13,438
Less: Capital expenditure payments	(7,376)	(6,397)	(14,060)	(11,368)
Free cash flow	$(5,109)	$2,062	$(12,478)	$2,070

Constant Currency
Constant currency information has been presented to illustrate the impact of changes in currency rates on the Company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the Company’s currencies, including the South African Rand and British Pound. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.

The constant currency information represents non-GAAP information. We believe this provides a useful basis to measure the performance of our business as it removes distortion from the effects of foreign currency movements during the period.

Due to the significant portion of our customers who are invoiced in non-U.S. Dollar denominated currencies, we also calculate our subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on our results of operations.

The following tables (in thousands, except year over year change) provide the unaudited constant currency reconciliation to the most directly comparable GAAP measure for the periods shown:

Subscription Revenue:
	Three Months Ended September 30,		Year Over Year Change
	2022	2023
Subscription revenue as reported	$30,700	$32,437	5.7%
Conversion impact of U.S. Dollar/other currencies	—	1,454	4.7%
Subscription revenue on a constant currency basis	$30,700	$33,891	10.4%

Hardware and Other Revenue:
	Three Months Ended September 30,		Year Over Year Change
	2022	2023
Hardware and other revenue as reported	$4,562	$5,325	16.7%
Conversion impact of U.S. Dollar/other currencies	—	100	2.2%
Hardware and other revenue on a constant currency basis	$4,562	$5,425	18.9%

Total Revenue:
	Three Months Ended September 30,		Year Over Year Change
	2022	2023
Total revenue as reported	$35,262	$37,762	7.1%
Conversion impact of U.S. Dollar/other currencies	—	1,554	4.4%
Total revenue on a constant currency basis	$35,262	$39,316	11.5%

Subscription Revenue:
	Six Months Ended September 30,		Year Over Year Change
	2022	2023
Subscription revenue as reported	$61,663	$64,648	4.8%
Conversion impact of U.S. Dollar/other currencies	—	5,030	8.2%
Subscription revenue on a constant currency basis	$61,663	$69,678	13.0%

Hardware and Other Revenue:
	Six Months Ended September 30,		Year Over Year Change
	2022	2023
Hardware and other revenue as reported	$8,658	$9,465	9.3%
Conversion impact of U.S. Dollar/other currencies	—	390	4.5%
Hardware and other revenue on a constant currency basis	$8,658	$9,855	13.8%

Total Revenue:
	Six Months Ended September 30,		Year Over Year Change
	2022	2023
Total revenue as reported	$70,321	$74,113	5.4%
Conversion impact of U.S. Dollar/other currencies	—	5,420	7.7%
Total revenue on a constant currency basis	$70,321	$79,533	13.1%

Key Business Metrics

Annual Recurring Revenue
We believe that ARR is a key indicator of the trajectory of our business performance and serves as an indicator of future subscription revenue growth. We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date. ARR is calculated by taking the subscription revenue for the last month of the period, multiplied by 12. It provides a 12-month forward view of revenue, assuming unit numbers, pricing and foreign exchange rates (the average monthly exchange rates applicable to the last month of the period) remain unchanged during the year. Constant currency ARR growth has been determined by adjusting the prior financial reporting period results to the last month of the current period average exchange rates, determined as the average monthly exchange rates applicable to the last month of the period.

ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and is not intended to be combined with or to replace it. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended or renewed.

ARR is included in the following table (in thousands and unaudited):

	September 30,
	2022	2023
Annual Recurring Revenue	$128,447	$129,416